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                                                                  EXHIBIT 23.04

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of LIN Broadcasting Corporation and subsidiaries dated May 14, 1993, included in McCaw Cellular Communications, Inc.'s ("McCaw") Annual Report (Form 10-K/A Amendment No. 3) for the year ended December 31, 1992, and incorporated by reference in the Registration Statement on Form S-4 and the related prospectus of American Telephone and Telegraph Company ("AT&T") relating to the registration of AT&T Common Shares issuable in connection with the merger between McCaw and AT&T.

                                          Ernst & Young

Seattle, Washington
January 31, 1994